Exhibit 4.2

AMERICAN INTERNATIONAL GROUP, INC.

Forty-Seventh Supplemental

Indenture

Dated as of May 7, 2025

(Supplemental to Indenture Dated as of October 12, 2006)

THE BANK OF NEW YORK MELLON,
as Trustee

FORTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 7, 2025 (the “Forty-Seventh Supplemental Indenture”), between American International Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an Indenture, dated as of October 12, 2006 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007 (the “Fourth Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of December 3, 2010 (the “Eighth Supplemental Indenture”, and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Existing Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series; and the Existing Indenture, as may be amended or supplemented from time to time, including by this Forty-Seventh Supplemental Indenture, is hereinafter referred to as the “Indenture”;

WHEREAS, Section 901 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to establish the form and terms of additional series of Securities;

WHEREAS, Sections 201, 301 and 901 of the Existing Indenture permit the form and the terms of Securities of any additional series of Securities to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, the Company has authorized the issuance of $625,000,000 in aggregate principal amount of its 5.450% Notes Due 2035 (the “Notes”);

WHEREAS, the Notes will be established as a series of Securities under the Indenture;

WHEREAS, pursuant to resolutions of (i) the Board of Directors of the Company adopted at a meeting duly called on September 14, 2010, approving certain additional covenants made by the Company, (ii) the Board of Directors of the Company adopted at a meeting duly called on September 19, 2023, and (iii) the Board of Directors of the Company adopted at a meeting duly called on February 7, 2024, the Company has duly authorized the execution and delivery of this Forty-Seventh Supplemental Indenture to establish the form and terms of the Notes; and

WHEREAS, all things necessary to make this Forty-Seventh Supplemental Indenture a valid and legally binding agreement according to its terms have been done;

NOW, THEREFORE, THIS FORTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1	Relation to Existing Indenture

This Forty-Seventh Supplemental Indenture constitutes a part of the Indenture (the provisions of which, as modified by this Forty-Seventh Supplemental Indenture, shall apply to the Notes) in respect of the Notes, and shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series.

Section 1.2	Definitions

For all purposes of this Forty-Seventh Supplemental Indenture, the capitalized terms used herein (i) which are defined in the recitals or introductory paragraph hereof have the respective meanings assigned thereto in the applicable provision of the recitals and introductory paragraph, and (ii) which are defined in the Existing Indenture (and which are not defined in the recitals or introductory paragraph hereof) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Forty-Seventh Supplemental Indenture:

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Forty-Seventh Supplemental Indenture; and

The terms “herein”, “hereof”, and “hereunder” and words of similar import refer to this Forty-Seventh Supplemental Indenture.

ARTICLE Two

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1	Forms of Notes Generally

The Notes shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Existing Indenture and this Forty-Seventh Supplemental Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereto, or as may, consistent with the Existing Indenture and this Forty-Seventh Supplemental Indenture, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The Notes shall be issued initially in the form of the Global Notes, registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Each such Global Note will constitute a single Security for all purposes of the Indenture.

Section 2.2	Form of Notes

The Notes shall be in substantially the form of Annex A to this Forty-Seventh Supplemental Indenture.

Section 2.3	Form of Trustee’s Certificate of Authentication of the Notes

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
As Trustee

By:
Authorized Signatory

Section 2.4	Title and Terms

Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:

(a)            Designation. The Notes shall be known and designated as the “5.450% Notes Due 2035.”

(b)           Aggregate Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under this Forty-Seventh Supplemental Indenture is initially limited to $625,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes issued pursuant to Section 304, 305, 306, 906, 1107 or 1203 of the Existing Indenture. The Company may, without the consent of the Holders of the Notes, issue additional notes of this series in an unlimited amount having the same ranking, interest rate, Stated Maturity, terms as to status, redemption or otherwise as the Notes (other than dates as to issuance and the initial accrual of interest). Any additional Notes shall be issued under a separate CUSIP, ISIN and common code unless the further Notes are issued pursuant to a “qualified reopening” of the original Notes of this series, are otherwise treated as part of the same “issue” of debt instruments as this series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.

(c)            Interest and Maturity. The Stated Maturity of the Notes shall be May 7, 2035 and the Notes shall bear interest and have such other terms as are described in the form of Note attached as Annex A to this Forty-Seventh Supplemental Indenture.

(d)            Redemption. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Notes shall be redeemable at the election of the Company from time to time, in whole or in part, at the times and at the prices specified in the form of Note attached as Annex A to this Forty-Seventh Supplemental Indenture. Notice of redemption shall be transmitted not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at his address appearing in the Security Register.

(e)           Defeasance. The Notes shall be subject to the defeasance and discharge provisions of Section 1302 of the Existing Indenture and the defeasance of certain obligations and certain events of default provisions of Section 1303 of the Existing Indenture.

(f)            Denominations. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and multiples of $1,000 in excess thereof.

(g)           Authentication and Delivery. The Notes shall be executed, authenticated, delivered and dated in accordance with Section 303 of the Existing Indenture.

(h)           Additional Covenant and Amendment to the Base Indenture. The additional covenant of the Company and amendment to the Base Indenture, each as set forth in Article III of the Eighth Supplemental Indenture, shall apply to the Notes.

(i)            Depositary. With respect to Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Depositary shall be The Depository Trust Company, for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers’ Certificate delivered to the Trustee.

Section 2.5	Exchanges of Global Note for Non-Global Note

Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Note and the Company does not appoint another institution to act as Depositary within 90 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, or (C) the Company so directs the Trustee by a Company Order.

ARTICLE Three

MISCELLANEOUS

Section 3.1	Relationship to Existing Indenture

This Forty-Seventh Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Forty-Seventh Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Forty-Seventh Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.2	Modification of the Existing Indenture

Except as expressly modified by this Forty-Seventh Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 3.3	Governing Law

This instrument shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4	Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt by electronic mail of any executed signature page to this instrument shall constitute effective delivery of such signature page. Electronic signatures may be used in lieu of signatures affixed by hand, and such electronic signature shall have the same validity and effect as signatures affixed by hand.

Section 3.5	Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Forty-Seventh Supplemental Indenture other than its certificates of authentication.

In Witness Whereof, the parties hereto have caused this Forty-Seventh Supplemental Indenture to be duly executed all as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

		By:	/s/ Adam Burk
			Name:	Adam Burk
			Title:	Vice President, Global Treasurer
Attest:

/s/ Christopher Chorengel
Name:	Christopher Chorengel
Title:	Associate General Counsel

[Signature Page to Forty-Seventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Glenn Kunak
	Name:	Glenn Kunak
	Title:	Vice President

[Signature Page to Forty-Seventh Supplemental Indenture]

ANNEX A

FORM OF THE NOTES

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO AMERICAN INTERNATIONAL GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CEDE & CO. (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT EITHER (A) IT IS NOT ACQUIRING THIS SECURITY WITH THE ASSETS OF (1) ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN OR (2) ANY GOVERNMENTAL OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE DOES NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, THE CODE, OR ANY SIMILAR LAWS. SUCH HOLDER FURTHER REPRESENTS AND COVENANTS THAT THROUGHOUT THE PERIOD IT HOLDS THIS NOTE, THE FOREGOING REPRESENTATIONS SHALL BE TRUE.

AMERICAN INTERNATIONAL GROUP, INC.

5.450% NOTES DUE 2035

No. [•]
CUSIP No.: 026874 DX2

AMERICAN INTERNATIONAL GROUP, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [•] Dollars ($[•]) on May 7, 2035, and to pay interest thereon from May 7, 2025, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on each May 7 and November 7 (each such date, an “Interest Payment Date”), commencing on November 7, 2025, at the rate of 5.450% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 22 or October 22 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

In the event that an Interest Payment Date is not a Business Day, the Company shall pay interest on the next succeeding Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the Stated Maturity or earlier Redemption Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the Stated Maturity or earlier Redemption Date, provided that no interest shall accrue for the period from and after such Stated Maturity or earlier Redemption Date.

Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 7, 2025

AMERICAN INTERNATIONAL GROUP, INC.

By:
		Name:	Adam Burk
		Title:	Vice President, Global Treasurer
Attest:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 7, 2025

THE BANK OF NEW YORK MELLON
As Trustee

By:
Authorized Signatory

[Reverse of the Notes]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), designated as its 5.450% Notes Due 2035, issued and to be issued in one or more series under an Indenture, dated as of October 12, 2006, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, the Eighth Supplemental Indenture, dated as of December 3, 2010, and the Forty-Seventh Supplemental Indenture, dated as of May 7, 2025 (as so supplemented, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

The Notes of this series are subject to redemption at any time, in whole or in part, at the election of the Company, upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture, at a Redemption Price equal to (A) in the case of a Redemption Date prior to February 7, 2035, (three months prior to the Stated Maturity) (the “Par Call Date”), the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, plus (c) accrued and unpaid interest to, but excluding, the Redemption Date, and (ii) 100% of the principal amount, together with accrued and unpaid interest to, but excluding, the Redemption Date; or (B) in the case of a Redemption Date on or after the Par Call Date, 100% of the principal amount, together with accrued and unpaid interest to, but excluding, the Redemption Date.

The definitions of certain terms used in the paragraph above are listed below.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate, verify or determine the Redemption Price.

In the event of redemption of the Notes in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. In the case of a partial redemption of Notes, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

The Notes of this series do not have the benefit of any sinking fund obligation and are not subject to repurchase at the option of the Holders.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, or interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, or interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.